Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR SECOND FISCAL QUARTER 2016

Chicago, IL, August 2, 2016 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the second fiscal quarter ended June 26, 2016.

Key highlights for the thirteen weeks ended June 26, 2016 compared to the thirteen weeks ended June 28, 2015 include:

•	Total revenues increased 9.5% to $105.0 million from $95.9 million.
•	Company-operated comparable store sales increased 1.7%.
•	Seven new shops opened, including four company-operated shops and three franchised shops.
•	GAAP net income attributable to Potbelly Corporation increased 37.1% to $3.4 million from net income of $2.5 million. GAAP diluted EPS increased 62.5% to $0.13 from $0.08.
•	Adjusted net income attributable to Potbelly Corporation increased 35.5% to $4.0 million from adjusted net income of $3.0 million. Adjusted diluted EPS increased 50.0% to $0.15 from $0.10.
•	EBITDA increased 18.7% to $11.1 million from $9.4 million.
•	Adjusted EBITDA increased 15.4% to $13.6 million from $11.8 million.

Key highlights for the twenty-six weeks ended June 26, 2016 compared to the twenty-six weeks ended June 28, 2015 include:

•	Total revenues increased 10.6% to $201.0 million from $181.7 million.
•	Company-operated comparable store sales increased 2.6%.
•	Fourteen new shops opened, including nine company-operated shops and five franchised shops.
•	GAAP net income attributable to Potbelly Corporation increased 49.1% to $4.5 million from net income of $3.0 million. GAAP diluted EPS increased 70.0% to $0.17 from $0.10.
•	Adjusted net income attributable to Potbelly Corporation increased 35.1% to $5.1 million from adjusted net income of $3.8 million. Adjusted diluted EPS increased 46.2% to $0.19 from $0.13.
•	EBITDA increased 20.5% to $18.6 million from $15.5 million.
•	Adjusted EBITDA increased 12.9% to $22.6 million from $20.1 million.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, commented, “We are pleased with our strong profit results for the second quarter. The team delivered solid margin expansion versus prior year, with adjusted net income growth of 36% and adjusted diluted EPS growth of 50%.”

Lewis continued, “Our comparable store sales growth of 1.7% is reflective of customer trends that have impacted the industry. Our full year sales target now reflects our current trends. We remain confident we can achieve our forecast for adjusted net income growth of at least 20% and adjusted diluted EPS of between $0.36 and $0.38.”

2016 Outlook

For the full fiscal year of 2016, management currently expects:

•	Company-operated comparable store sales growth of approximately 1% to 2%;
•	50 – 60 total new shop openings, including 40 – 45 company-operated shop openings;
•	An effective tax rate that is expected to range from 37% to 39%;
•	Adjusted net income of at least 20% growth;
•	Full year adjusted diluted earnings per share to range from $0.36 to $0.38; and
•	Comparable categories of adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

(Projected adjusted net income growth and adjusted diluted earnings per share set forth above are measures not recognized under GAAP.  Please see “Non-GAAP Financial Measures” below.)

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern time today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, August 2, 2016
Time:	5:00 p.m. Eastern time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13637986

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern time on Tuesday, August 2, 2016 through midnight Tuesday, August 9, 2016. To access the replay, please call 877-870-5176 (U.S. & Canada) or 858-384-5517 (International) and enter confirmation code 13637986. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 350 shops in the United States and our franchisees operate over 30 shops domestically, in the Middle East and in the United Kingdom. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•

Adjusted EBITDA – represents net income before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with moving our corporate headquarters.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This release includes certain non-GAAP forward-looking information (including but not limited to under the heading “—2016 Outlook”), namely adjusted net income and adjusted diluted earnings per share.  The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

# # #

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 26 Weeks Ended
	June 26,		June 28,		June 26,		June 28,
	2016		2015		2016		2015
Revenues
Sandwich shop sales, net	$104,466	99.5%	$95,566	99.6%	$199,892	99.5%	$180,963	99.6%
Franchise royalties and fees	570	0.5	383	0.4	1,099	0.5	754	0.4
Total revenues	105,036	100.0	95,949	100.0	200,991	100.0	181,717	100.0
Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	28,500	27.1	27,253	28.4	54,746	27.2	51,598	28.4
Labor and related expenses	29,935	28.5	27,152	28.3	58,097	28.9	51,752	28.5
Occupancy expenses	13,174	12.5	11,539	12.0	25,931	12.9	22,886	12.6
Other operating expenses	10,687	10.2	9,970	10.4	21,232	10.6	19,627	10.8
General and administrative expenses	10,305	9.8	9,643	10.1	20,828	10.4	18,474	10.2
Depreciation expense	5,676	5.4	5,288	5.5	11,340	5.6	10,439	5.7
Pre-opening costs	239	0.2	536	0.6	391	0.2	1,077	0.6
Impairment and loss on disposal of property and equipment	1,008	1.0	484	0.5	1,025	0.5	832	0.5
Total expenses	99,524	94.8	91,865	95.7	193,590	96.3	176,685	97.2
Income from operations	5,512	5.2	4,084	4.3	7,401	3.7	5,032	2.8
Interest expense, net	41	0.0	63	0.1	69	0.0	124	0.1
Income before income taxes	5,471	5.2	4,021	4.2	7,332	3.6	4,908	2.7
Income tax expense	2,039	1.9	1,563	1.6	2,772	1.4	1,914	1.1
Net income	3,432	3.3	2,458	2.6	4,560	2.3	2,994	1.6
Net income attributable to non- controlling interests	59	0.1	(3)	(0.0)	99	0.0	2	0.0
Net income attributable to Potbelly Corporation	$3,373	3.2%	$2,461	2.6%	$4,461	2.2%	$2,992	1.6%

Net income per common share attributable to common shareholders:
Basic	$0.13		$0.09		$0.17		$0.10
Diluted	$0.13		$0.08		$0.17		$0.10
Weighted average common shares outstanding:
Basic	25,818,571		28,594,712		26,039,082		28,749,898
Diluted	26,459,087		29,364,689		26,597,012		29,520,163

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 26,	June 28,	June 26,	June 28,
	2016	2015	2016	2015
Net income attributable to Potbelly Corporation, as reported	$3,373	$2,461	$4,461	$2,992
Impairment and closures(1)	1,011	806	1,028	1,286
Tax benefit of impairment and closures(2)	(382)	(314)	(389)	(502)
Adjusted net income attributable to Potbelly Corporation	$4,002	$2,953	$5,100	$3,776

Net income attributable to Potbelly Corporation per share, basic	$0.13	$0.09	$0.17	$0.10
Net income attributable to Potbelly Corporation per share, diluted	$0.13	$0.08	$0.17	$0.10

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.16	$0.10	$0.20	$0.13
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.15	$0.10	$0.19	$0.13

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	25,818,571	28,594,712	26,039,082	28,749,898
Diluted	26,459,087	29,364,689	26,597,012	29,520,163

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 26,	June 28,	June 26,	June 28,
	2016	2015	2016	2015
Net income attributable to Potbelly Corporation, as reported	$3,373	$2,461	$4,461	$2,992
Depreciation expense	5,676	5,288	11,340	10,439
Interest expense, net	41	63	69	124
Income tax expense	2,039	1,563	2,772	1,914
EBITDA	$11,129	$9,375	$18,642	$15,469
Impairment and closures(3)	1,011	716	1,028	1,116
Pre-opening costs(4)	239	536	391	1,077
Stock-based compensation	789	590	1,466	1,128
Public company costs(5)	472	602	1,107	1,263
Adjusted EBITDA	$13,640	$11,819	$22,634	$20,053

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 26,	June 28,	June 26,	June 28,
	2016	2015	2016	2015
Income from operations	$5,512	$4,084	$7,401	$5,032
Less: Franchise royalties and fees	570	383	1,099	754
General and administrative expenses	10,305	9,643	20,828	18,474
Depreciation expense	5,676	5,288	11,340	10,439
Pre-opening costs	239	536	391	1,077
Impairment and loss on disposal of property and equipment	1,008	484	1,025	832
Shop-level profit [Y]	$22,170	$19,652	$39,886	$35,100
Total revenues	$105,036	$95,949	$200,991	$181,717
Less: Franchise royalties and fees	570	383	1,099	754
Sandwich shop sales, net [X]	$104,466	$95,566	$199,892	$180,963
Shop-level profit margin [Y÷X]	21.2%	20.6%	20.0%	19.4%

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 26,	June 28,	June 26,	June 28,
	2016	2015	2016	2015
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	382	349	382	349
Franchise shops, end of period	39	29	39	29
Revenue Data:
Company-operated comparable store sales	1.7%	4.9%	2.6%	5.1%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and twenty-six weeks ended June 28, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses, as well as pre-opening for the occupancy-related costs.

(2)

For the thirteen and twenty-six weeks ended June 26, 2016, the tax benefit associated with impairment and closures is based on an effective tax rate of 37.8%. For the thirteen and twenty-six weeks ended June 28, 2015, the tax benefit associated with impairment and closures is based on an effective tax rate of 39.0%.

(3)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and twenty-six weeks ended June 28, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses.

(4)

Pre-opening costs are expensed as incurred and primarily consist of travel, employee payroll and training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening. Additionally, the thirteen and twenty-six weeks ended June 28, 2015 includes pre-opening rent for the new corporate office location of $0.1 million and $0.2 million, respectively.

(5)	This adjustment includes on-going public company costs, which primarily consist of legal and accounting fees.